Exhibit 10.21

December 11, 2001

Mr. Jon Feltheimer
375 North Saltair Ave.
Los Angeles, CA
90049

Dear Jon:

Re:   Amendment to January 5, 2000 Stock Option Agreement

This letter agreement amends the January 5, 2000 Lions Gate Entertainment Corp. Incentive Plan Stock Option Agreement (the “Agreement”) as follows:

a)	the 375,000 Optioned Shares exercisable at US$5.00 shall be replaced by 375,000 Phantom Options which entitle the holder to a cash compensation equal to the amount that the Market Price exceeds US$5.00 multiplied by the number of Phantom Options exercised;

b)	the vesting terms will be the same as outlined in clause 5(f) of the Agreement and where the clause refers to Optioned Shares it will now read Phantom Options;

c)	Market Price shall be defined as the twenty trading day average closing price on the American Stock Exchange ending the day prior to the exercise notice date;

d)	Lions Gate Entertainment will pay the resultant cash compensation less any statutory deductions within 30 days of the exercise notice date;

e)	All other terms and conditions of the Agreement will apply to the Phantom Options, where applicable.

If you agree with the above amendments please sign in the space provided below and return the letter to this office.

If you have any further questions or concerns, please contact the undersigned at 605-609-6110.

Sincerely,

/s/ Gordon Keep
Gordon Keep
Senior Vice President

Agreed and acknowledged

/s/ Jon Feltheimer
Jon Feltheimer

Suite 3123, Three Bentall Centre, 595 Burrard Street
P.O. Box 49139, Vancouver, BC Canada V7X 1J1
Tel: 604.609.6100 Fax: 604.609.6149 1.888.609.6120